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                                                           Exhibit 23.1

[LETTERHEAD]

Attorneys at Law
400 Hamilton Avenue
Palo Alto, CA 94301-1825
Tel (415) 328-6561
Fax (415) 327-3699

                                                        Our File No.
                                                      1200167-900400
                          August 31, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  TAB PRODUCTS CO.
          REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE TAX DEFERRED SAVINGS PLAN

Ladies and Gentlemen:

          As legal counsel for Tab Products Co., a Delaware corporation (the "Company"), we consent to the use of our name wherever it appears in the registration under the Securities Act of 1933, as amended, of up to 400,000 shares of the Common Stock, $0.01 par value, of the Company for the Tab Products Co. Tax Deferred Savings Plan.

                                  Respectfully submitted,


                                  /s/ Gray Cary Ware & Freidenrich

                                  GRAY CARY WARE & FREIDENRICH
                                  A Professional Corporation


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